EXHIBIT 10

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital from the filing of the Schedule 13D/A on 10/7/26 through the filing date of this Schedule 13D/A.  All trades were effected in the open market.

Trade Date	Buy/Sell	Shares	Price
10/14/2026	Buy	12,791	19.88
10/21/2026	Buy	16,035	20.42
10/22/2026	Buy	2,000	20.14
10/28/2026	Buy	1,121	20.13
10/29/2026	Buy	23,901	20.11
10/30/2026	Buy	15,143	20.25
11/2/2026	Buy	200	20.51
11/3/2026	Buy	13,804	20.54
11/4/2026	Buy	15,011	20.95
11/5/2026	Buy	24,115	20.72
11/6/2026	Buy	18,250	20.75
11/9/2026	Buy	4,365	21.06
11/10/2026	Buy	3,762	21.05